Exhibit 99.1

Apple Reports First Quarter Results

Best Quarterly Revenue & Earnings in Apple History

Mac, iPod & iPhone Sales Break Previous Records

CUPERTINO, California—January 22, 2008—Apple® today announced financial results for its fiscal 2008 first quarter ended December 29, 2007. The Company posted revenue of $9.6 billion and net quarterly profit of $1.58 billion, or $1.76 per diluted share. These results compare to revenue of $7.1 billion and net quarterly profit of $1 billion, or $1.14 per diluted share, in the year-ago quarter. Gross margin was 34.7 percent, up from 31.2 percent in the year-ago quarter. International sales accounted for 45 percent of the quarter’s revenue.

Apple shipped 2,319,000 Macintosh® computers, representing 44 percent unit growth and 47 percent revenue growth over the year-ago quarter. The Company sold 22,121,000 iPods during the quarter, representing five percent unit growth and 17 percent revenue growth over the year-ago quarter. Quarterly iPhone™ sales were 2,315,000.

“We’re thrilled to report our best quarter ever, with the highest revenue and earnings in Apple’s history,” said Steve Jobs, Apple’s CEO. “We have an incredibly strong new product pipeline for 2008, starting with MacBook Air, Mac Pro and iTunes Movie Rentals in the first two weeks.”

“Apple’s revenue grew 35 percent year-over-year to $9.6 billion, an increase of almost $2.5 billion over the previous December quarter’s record-breaking results,” said Peter Oppenheimer, Apple’s CFO. “Our strong results produced cash flow from operations of over $2.7 billion during the quarter, yielding an ending cash balance of over $18.4 billion. Looking ahead to the second quarter of fiscal 2008, we expect revenue of about $6.8 billion and earnings per diluted share of about $.94.”

Apple will provide live streaming of its Q1 2008 financial results conference call utilizing QuickTime®, Apple’s standards-based technology for live and on-demand audio and video streaming. The live webcast will begin at 2:00 p.m. PST on Tuesday, January 22, 2008 at www.apple.com/quicktime/qtv/earningsq108/ and will also be available for replay.

This press release contains forward-looking statements about the Company’s estimated revenue and earnings per share. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include potential litigation and government enforcement actions that may result from the matters investigated by the special committee of the board of directors and the restatement of the Company’s consolidated financial statements; unfavorable results of legal proceedings; the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; war, terrorism, public health issues, and other circumstances that could disrupt supply, delivery, or demand of products; continued competitive pressures in the marketplace; the Company’s reliance on sole service providers for iPhone in the US, UK, Germany and France; the continued availability on acceptable terms of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the effect that product quality problems could have on the Company’s sales and operating profits; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; the Company’s dependency on the performance of distributors and other resellers of the Company’s products; the Company’s reliance on the availability of third-party digital content; and the potential impact of a finding that the Company has infringed on the intellectual property rights of others. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 29, 2007 and its Form 10-Q for the quarter ended December 29, 2007 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple ignited the personal computer revolution in the 1970s with the Apple II and reinvented the personal computer in the 1980s with the Macintosh. Today, Apple continues to lead the industry in innovation with its award-winning computers, OS X operating system and iLife and professional applications. Apple is also spearheading the digital media revolution with its iPod portable music and video players and iTunes online store, and has entered the mobile phone market with its revolutionary iPhone.

Press Contact:

Kristin Huguet

Apple

khuguet@apple.com

(408) 974-2414

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr/), or call Apple’s Media Helpline at (408) 974-2042.

© 2008 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS, Macintosh, iPhone and QuickTime are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share and per share amounts)

	Three Months Ended
	December 29, 2007	December 30, 2006
Net sales	$9,608	$7,115
Cost of sales (1)	6,276	4,895

Gross margin	3,332	2,220

Operating expenses:
Research and development (1)	246	184
Selling, general and administrative (1)	960	714

Total operating expenses	1,206	898

Operating income	2,126	1,322
Other income and expense	200	126

Income before provision for income taxes	2,326	1,448
Provision for income taxes	745	444

Net income	$1,581	$1,004

Earnings per common share:
Basic	$1.81	$1.17
Diluted	$1.76	$1.14
Shares used in computing earnings per share (in thousands):
Basic	875,860	857,691
Diluted	900,054	883,297

(1) Includes stock-based compensation expense as follows:
Cost of sales	$18	$6
Research and development	$39	$16
Selling, general and administrative	$53	$24

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share amounts)

	December 29, 2007	September 29, 2007
ASSETS:
Current assets:
Cash and cash equivalents	$9,162	$9,352
Short-term investments	9,286	6,034
Accounts receivable, less allowances of $45 and $47, respectively	1,939	1,637
Inventories	459	346
Deferred tax assets	993	782
Other current assets	4,350	3,805

Total current assets	26,189	21,956
Property, plant and equipment, net	1,870	1,832
Goodwill	38	38
Acquired intangible assets, net	311	299
Other assets	1,631	1,222

Total assets	$30,039	$25,347

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$5,366	$4,970
Accrued expenses	5,169	4,329

Total current liabilities	10,535	9,299
Non-current liabilities	2,700	1,516

Total liabilities	13,235	10,815

Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 1,800,000,000 shares authorized; 878,628,867 and 872,328,972 shares issued and outstanding, respectively	6,046	5,368
Retained earnings	10,684	9,101
Accumulated other comprehensive income	74	63

Total shareholders’ equity	16,804	14,532

Total liabilities and shareholders’ equity	$30,039	$25,347

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended
	December 29, 2007	December 30, 2006
Cash and cash equivalents, beginning of the period	$9,352	$6,392

Operating Activities:
Net income	1,581	1,004
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation, amortization, and accretion	106	74
Stock-based compensation expense	110	46
Provision for deferred income taxes	22	73
Loss on disposition of property, plant, and equipment	14	5
Changes in operating assets and liabilities:
Accounts receivable, net	(302)	(369)
Inventories	(113)	(33)
Other current assets	(550)	36
Other assets	(253)	28
Accounts payable	484	495
Deferred revenue	1,048	199
Other liabilities	640	255

Cash generated by operating activities	2,787	1,813

Investing Activities:
Purchases of short-term investments	(6,127)	(2,581)
Proceeds from maturities of short-term investments	2,129	934
Proceeds from sales of investments	758	655
Purchases of long-term investments	(9)	—
Payment for acquisition of property, plant, and equipment	(224)	(142)
Payment for acquisition of intangible assets	(8)	(115)
Other	19	15

Cash used in investing activities	(3,462)	(1,234)

Financing Activities:
Proceeds from issuance of common stock	179	101
Excess tax benefits from stock-based compensation	315	87
Cash used to net share settle equity awards	(9)	—

Cash generated by financing activities	485	188

(Decrease) increase in cash and cash equivalents	(190)	767

Cash and cash equivalents, end of the period	$9,162	$7,159

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$251	$114

UNAUDITED CONSOLIDATED SCHEDULE OF DEFERRED REVENUE

(in millions)

	December 29, 2007	September 29, 2007
Deferred revenue-current:
iPhone and Apple TV	$816	$346
AppleCare	467	430
Other	812	634

Total deferred revenue-current	2,095	1,410

Deferred revenue-non-current:
iPhone and Apple TV	624	290
AppleCare	529	495
Other	40	45

Total deferred revenue-non-current	1,193	830

Total deferred revenue	$3,288	$2,240